Item 77Q1(a)

  Amended Schedule B, dated June 15, 2017, to the Declaration of Trust, dated November 5, 2004 (as amended May 14, 2014). Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on June 15, 2017 (Accession Number 0001193125-17-204684).